Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

FOURTH FISCAL QUARTER AND FISCAL YEAR 2017

SAN JOSE, Calif. — July 27, 2017 — Western Digital Corp. (NASDAQ: WDC) today reported revenue of $4.8 billion, operating income of $652 million and net income of $280 million, or $0.93 per share, for its fourth fiscal quarter ended June 30, 2017. The GAAP net income for the period includes charges associated with the company’s recent acquisitions. Excluding these charges and after other non-GAAP adjustments, fourth quarter non-GAAP operating income was $1.2 billion and non-GAAP net income was $881 million, or $2.93 per share.

In the year-ago quarter, the company reported revenue of $3.5 billion, operating loss of $195 million and net loss of $366 million, or $(1.40) per share. Non-GAAP operating income in the year-ago quarter was $451 million and non-GAAP net income was $269 million, or $1.02 per share.

The company generated approximately $1.0 billion in cash from operations during the fourth fiscal quarter of 2017, ending with $6.5 billion of total cash, cash equivalents and available-for-sale securities. On May 3, 2017, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on July 17, 2017.

For fiscal 2017, the company achieved revenue of $19.1 billion, operating income of $2.0 billion and net income of $397 million, or $1.34 per share, compared to fiscal 2016 revenue of $13.0 billion, operating income of $466 million and net income of $242 million, or $1.00 per share. On a non-GAAP basis, fiscal 2017 operating income was $3.9 billion and net income was $2.7 billion, or $9.19 per share, compared to fiscal 2016 operating income of $1.7 billion and net income of $1.4 billion, or $5.79 per share. The company generated $3.4 billion in cash from operations during the 2017 fiscal year and it returned to shareholders $574 million in dividends.

Western Digital Announces Financial Results for Fourth Fiscal Quarter and Fiscal Year 2017

“We reported strong financial performance in the June quarter to complete an outstanding fiscal 2017, demonstrating the differentiated value that we can deliver as a comprehensive data solutions provider,” said Steve Milligan, chief executive officer. “Our unique platform of diverse storage technologies and value-added products helped drive this performance as we addressed a broader set of markets following the SanDisk acquisition. We operated near the top of our revenue growth model with 7 percent year-over-year top-line growth on a pro-forma basis, and we delivered very healthy margins.”

The investment community conference call to discuss these results and the company’s guidance for the first fiscal quarter 2018 will be broadcast live over the Internet today at 2:30 p.m. Pacific/5:30 p.m. Eastern. The live and archived conference call/webcast can be accessed online at investor.wdc.com. Supplemental financial information, including the company’s guidance for the first fiscal quarter 2018, will also be posted on the same website. The telephone replay number in the U.S. is 1(855) 859-2056 or +1(404) 537-3406 for international callers. The required passcode is 54295696.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its fourth fiscal quarter ended June 30, 2017 and fiscal 2017; product portfolio and market position; acquisitions and growth strategy; and market and demand trends. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those

Western Digital Announces Financial Results for Fourth Fiscal Quarter and Fiscal Year 2017

expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fourth fiscal quarter ended June 30, 2017 and fiscal 2017 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Annual Report on Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 8, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners. © 2017 Western Digital Corporation or its affiliates. All rights reserved.

Company contacts:

Western Digital Corp.

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com

Western Digital Announces Financial Results for Fourth Fiscal Quarter and Fiscal Year 2017

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	June 30,	July 1,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$6,354	$8,151
Short-term investments	24	227
Accounts receivable, net	1,948	1,461
Inventories	2,341	2,129
Other current assets	389	616

Total current assets	11,056	12,584
Property, plant and equipment, net	3,033	3,503
Notes receivable and investments in Flash Ventures	1,340	1,171
Goodwill	10,014	9,951
Other intangible assets, net	3,823	5,034
Other non-current assets	594	619

Total assets	$29,860	$32,862

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,144	$1,888
Accounts payable to related parties	206	168
Accrued expenses	1,069	995
Accrued compensation	506	392
Accrued warranty	186	172
Bridge loan	—	2,995
Current portion of long-term debt	233	339

Total current liabilities	4,344	6,949
Long-term debt	12,918	13,660
Other liabilities	1,180	1,108

Total liabilities	18,442	21,717
Total shareholders’ equity	11,418	11,145

Total liabilities and shareholders’ equity	$29,860	$32,862

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts; unaudited)

	Three Months Ended		Years Ended
	June 30,	July 1,	June 30,	July 1,
	2017	2016	2017	2016
Revenue, net	$4,842	$3,495	$19,093	$12,994
Cost of revenue	3,161	2,674	13,021	9,559

Gross profit	1,681	821	6,072	3,435

Operating expenses:
Research and development	604	494	2,441	1,627
Selling, general and administrative	345	400	1,445	997
Employee termination, asset impairment and other charges	80	122	232	345

Total operating expenses	1,029	1,016	4,118	2,969

Operating income (loss)	652	(195)	1,954	466
Interest and other expense, net	(237)	(290)	(1,185)	(313)

Income (loss) before taxes	415	(485)	769	153
Income tax expense (benefit)	135	(119)	372	(89)

Net income (loss)	$280	$(366)	$397	$242

Income (loss) per common share:
Basic	$0.96	$(1.40)	$1.38	$1.01

Diluted	$0.93	$(1.40)	$1.34	$1.00

Weighted average shares outstanding:
Basic	292	261	288	239

Diluted	301	261	296	242

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Years Ended
	June 30,	July 1,	June 30,	July 1,
	2017	2016	2017	2016
Operating Activities
Net income (loss)	$280	$(366)	$397	$242
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	546	420	2,128	1,154
Stock-based compensation	91	70	394	191
Deferred income taxes	(49)	(132)	12	(149)
Loss on disposal of assets	6	9	18	22
Write-off of issuance costs and amortization of debt discounts	10	36	285	39
Loss (gain) on convertible debt and related instruments	(1)	58	5	58
Non-cash portion of employee termination, asset impairment and other charges	—	5	13	41
Other non-cash operating activities, net	36	11	94	11
Changes in operating assets and liabilities, net	20	244	91	374

Net cash provided by operating activities	939	355	3,437	1,983

Investing Activities
Purchases of property, plant and equipment, net	(125)	(151)	(557)	(584)
Activity related to Flash Ventures, net	(53)	(90)	(277)	(90)
Acquisitions, net of cash acquired	—	(9,835)	—	(9,835)
Investment activity, net	(1)	532	230	977
Strategic investments and other, net	(11)	(53)	(32)	(76)

Net cash used in investing activities	(190)	(9,597)	(636)	(9,608)

Financing Activities
Employee stock plans, net	128	57	230	74
Payment upon settlement of acquired warrants	—	(613)	—	(613)
Settlement of convertible debt	—	(2,611)	(492)	(2,611)
Proceeds from acquired call option	—	409	61	409
Repurchases of common stock	—	—	—	(60)
Dividends paid to shareholders	(146)	(117)	(574)	(464)
Settlement of debt hedge	(21)	—	(21)	—
Proceeds from debt, net of issuance costs	—	16,709	7,898	16,709
Repayment of debt	(10)	(2,329)	(11,697)	(2,693)

Net cash provided by (used in) financing activities	(49)	11,505	(4,595)	10,751

Effect of exchange rate changes on cash	2	1	(3)	1

Net increase (decrease) in cash and cash equivalents	702	2,264	(1,797)	3,127
Cash and cash equivalents, beginning of period	5,652	5,887	8,151	5,024

Cash and cash equivalents, end of period	$6,354	$8,151	$6,354	$8,151

WESTERN DIGITAL CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts; unaudited)

	Three Months Ended		Years Ended
	June 30,	July 1,	June 30,	July 1,
	2017	2016	2017	2016
Summary Reconciliation of Net Income (Loss):

GAAP net income (loss)	$280	$(366)	$397	$242
Amortization of acquired intangible assets	319	187	1,162	258
Stock-based compensation expense	89	68	382	180
Employee termination, asset impairment and other charges	80	122	232	345
Acquisition-related charges	—	238	35	281
Charges related to cost saving initiatives	40	57	154	143
Charges related to arbitration award	—	—	—	32
Convertible debt activity, net	(1)	58	6	58
Debt extinguishment costs	—	18	274	18
Other	47	(21)	67	(29)
Income tax adjustments	27	(92)	11	(127)

Non-GAAP net income	$881	$269	$2,720	$1,401

GAAP cost of revenue	$3,161	$2,674	$13,021	$9,559
Amortization of acquired intangible assets	(279)	(114)	(1,003)	(163)
Stock-based compensation expense	(12)	(8)	(49)	(21)
Acquisition-related charges	—	(122)	(18)	(122)
Charges related to cost saving initiatives	(24)	(27)	(68)	(74)
Other	(2)	—	(5)	5

Non-GAAP cost of revenue	$2,844	$2,403	$11,878	$9,184

GAAP gross profit	$1,681	$821	$6,072	$3,435
Amortization of acquired intangible assets	279	114	1,003	163
Stock-based compensation expense	12	8	49	21
Acquisition-related charges	—	122	18	122
Charges related to cost saving initiatives	24	27	68	74
Other	2	—	5	(5)

Non-GAAP gross profit	$1,998	$1,092	$7,215	$3,810

GAAP operating expenses	$1,029	$1,016	$4,118	$2,969
Amortization of acquired intangible assets	(40)	(73)	(159)	(95)
Stock-based compensation expense	(77)	(60)	(333)	(159)
Employee termination, asset impairment and other charges	(80)	(122)	(232)	(345)
Acquisition-related charges	—	(116)	(17)	(159)
Charges related to arbitration award	—	—	—	(32)
Charges related to cost saving initiatives	(16)	(30)	(86)	(69)
Other	(4)	26	(8)	29

Non-GAAP operating expenses	$812	$641	$3,283	$2,139

GAAP operating income (loss)	$652	$(195)	$1,954	$466
Cost of revenue adjustments	317	271	1,143	375
Operating expense adjustments	217	375	835	830

Non-GAAP operating income	$1,186	$451	$3,932	$1,671

GAAP interest and other expense, net	$(237)	$(290)	$(1,185)	$(313)
Convertible debt activity, net	(1)	58	6	58
Debt extinguishment costs	—	18	274	18
Other	41	5	54	5

Non-GAAP interest and other expense, net	$(197)	$(209)	$(851)	$(232)

GAAP income tax expense (benefit)	$135	$(119)	$372	$(89)
Income tax adjustments	(27)	92	(11)	127

Non-GAAP income tax expense (benefit)	$108	$(27)	$361	$38

Diluted income (loss) per common share:
GAAP	$0.93	$(1.40)	$1.34	$1.00

Non-GAAP	$2.93	$1.02	$9.19	$5.79

Diluted weighted average shares outstanding:
GAAP	301	261	296	242

Non-GAAP	301	263	296	242

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense (benefit); non-GAAP net income and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. Western Digital Corporation believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, we believe these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that we believe are not indicative of our core operating results or because they are consistent with the financial models and estimates published by many analysts who follow us and our peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to cost saving initiatives, charges related to arbitration award, convertible debt activity, debt extinguishment costs, other charges, and income tax adjustments, and we believe these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing our results. These Non-GAAP measures are some of the primary indicators management uses for assessing our performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, we exclude the following items from our Non-GAAP measures:

Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of our acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside our control, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of our business over time and compare it against our peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and we believe are not indicative of the underlying performance of our business.

Acquisition-related charges. In connection with our business combinations, we incur expenses which we would not have otherwise incurred as part of our business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. We may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and we believe are not indicative of the underlying performance of our business.

Charges related to arbitration award. In relation to an arbitration award for claims brought against the Company by Seagate Technology LLC, which was satisfied in October 2014, and the related dispute over the calculation of post-award interest, we have recorded loss contingencies. The resulting expense is inconsistent in amount and frequency.

Charges related to cost saving initiatives. In connection with the transformation of our business, we have incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which we believe are not indicative of the underlying performance of our business, primarily relate to costs associated with rationalizing our channel partners or vendors, transforming our information systems infrastructure, integrating our product roadmap, and accelerated depreciation on assets.

Convertible debt activity, net. We exclude non-cash economic interest expense associated with the convertible senior notes, the gains and losses on the conversion of the convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect our operating results, and we believe are not indicative of the underlying performance of our business.

Debt extinguishment costs. From time-to-time, we replace our existing debt with new financing at more favorable interest rates or utilize available capital to settle debt early, both of which generate interest savings in future periods. We incur debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses related to our debt activity occur infrequently and we believe are not indicative of the underlying performance of our business.

Other charges. From time-to-time, we sell or impair investments or other assets which are not considered necessary to our business operations; are a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incur other charges or gains which we believe are not a part of the ongoing operation of our business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments reflect the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments.